UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nuveen Long/Short Commodity Total Return Fund
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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You have asked us not to call you regarding the shareholder meeting of Nuveen Long/Short Commodity Total Return Fund. We respect your privacy; however we need your help. According to our records, you have not voted. As a top fund shareholder, your vote is extremely important! By voting prior to the May 15, 2015 meeting date, you can help the fund avoid additional costly adjournments and further solicitation expense that increases costs for all shareholders.

The proxy statement for this meeting can be found at http://www.nuveenproxy.com/ProxyInfo/. Enclosed please find a copy of the notice of adjournment. When you are ready to vote, please call

866-905-8160. Provide reference number <GSREFID> and the phone representative will be able to assist you in voting your shares. It takes less than a minute and means so much to the fund and your fellow shareholders!

If you have already voted, thank you for your participation and please disregard this note. Thank you for your time and consideration.

Regards,

Michael Krause

Vice President

Computershare Fund Service

Proxy Tabulator for Nuveen Funds